Exhibit 99.1

        ROYAL GOLD REPORTS HIGHER REVENUES AND EARNINGS IN SECOND QUARTER

        . Revenues increased 18%, boosted by higher gold prices and GSR1 royalty rate step-up to 4.5%

        .   Earnings per share increased 18% from the prior year quarter to
            $0.13

        . Free cash flow (a non-GAAP financial measure) equaled 65% of revenues

        DENVER, Feb. 9 /PRNewswire-FirstCall/ -- ROYAL GOLD, INC. (Nasdaq: RGLD;
Toronto: RGL), the leading publicly traded precious metals royalty company, today announced second quarter fiscal 2005 net income of approximately
$2.6 million or $0.13 per basic share, on royalty revenue of approximately
$6.0 million. This compares to net income for the second quarter of fiscal 2004 of $2.3 million, or $0.11 per basic share, on royalty revenue of approximately $5.1 million.

        Net income for the six-month period ended December 31, 2004, was approximately $5.1 million, or $0.25 per basic share, on royalty revenue of approximately $12.0 million. This compares to net income of approximately $3.6 million, or $0.17 per basic share, for the six-month period ended December 31, 2003, on royalty revenue of approximately $9.3 million.

        "Royal Gold's royalty-based business model continues to perform extremely well due to higher gold prices and our sliding-scale royalties," said Stanley Dempsey, Chairman & CEO. "Our flagship royalties are generating significant amounts of free cash flow, our balance sheet is solid and we are focused on the pursuit of our growth strategy. We are working toward our goal of increasing the size of the Company through new royalty generation and the acquisition of existing royalties."

        Free cash flow for the second quarter of fiscal 2005 was approximately $3.9 million, or 65% of revenues. For the six-month period ended December 31, 2004, free cash flow was approximately $8.1 million, or 68% of revenues. The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and any impairment of mining assets (see, Schedule A-Reconciliation).

        At December 31, 2004, the Company had a working capital surplus of approximately $46.4 million. Current assets were approximately $50.4 million, compared to current liabilities of approximately $4.0 million translating into a current ratio of nearly 13 to 1.

        ROYALTY PORTFOLIO REVIEW

        Pipeline Mining Complex (Lander County, Nevada)
        The Company owns two sliding-scale gross smelter return ("GSR1" and "GSR2") royalties, a fixed rate gross smelter return ("GSR3") royalty, and a net value return ("NVR1") royalty on the Pipeline Mining Complex, in Lander County, Nevada. The GSR1 royalty covers the current mine footprint, and the GSR2 royalty covers any reserves that are developed on the claim block lying outside the current mine footprint. The GSR2 royalty rate is 80% higher than the GSR1, at all gold prices. The GSR3 royalty is a 0.71% fixed rate royalty for the life of the mine. The 0.39% NVR1 royalty covers production from the

GAS Claims, an area of interest of approximately 4,000 acres including the South Pipeline deposit and Crossroads area, but not including the Pipeline pit. The NVR1 royalty is calculated by deducting processing-related costs, but is not burdened by mining costs.

        The Pipeline Mining Complex is owned by the Cortez Joint Venture, a joint venture between Placer Cortez Inc. (60%), a subsidiary of Placer Dome Inc., and Kennecott Exploration (Australia) Ltd. (40%), a subsidiary of Rio Tinto.

        During the second quarter of fiscal 2005, the Pipeline Mining Complex produced 218,682 ounces of gold providing royalty revenue of $5.1 million, compared to 217,866 ounces of gold produced, providing royalty revenue of $4.3 million for the same quarter in fiscal 2004. This 19% increase in quarterly royalty revenue was driven by a two-step increase in the GSR1 sliding-scale rate.

        During the quarter, the average gold price was $434 per ounce resulting in a royalty rate of 4.5% under GSR1, compared to an average gold price of $391 per ounce and a royalty rate of 4.0% for the same period in fiscal 2004. Current production from the Pipeline Mining Complex is subject to GSR1, GSR3 and NVR1 royalties.

        Leeville Project (Eureka County, Nevada)
        Royal Gold holds a 1.8% net smelter return ("NSR") royalty covering a majority of the Leeville Project ("Leeville"). Leeville is an underground mine, currently under development by Newmont Mining Corporation ("Newmont"). Newmont has announced its intention to initiate production at Leeville in the fourth quarter of calendar 2005. Current production on the Leeville royalty land is derived from underground operations on a portion of the Carlin East deposit.

        During the second quarter of fiscal 2005, the Carlin East deposit produced 23,143 ounces of gold, providing royalty revenue of $169,095, compared to 29,150 ounces of gold produced providing royalty revenue of $205,783 for the same quarter in fiscal 2004.

        SJ Claims (Goldstrike Mine, Eureka County, Nevada)
        Royal Gold holds a 0.9% NSR royalty covering a portion of the Betze-Post mine, known as the SJ Claims. The Betze-Post mine, which is a part of the larger Goldstrike operation, is operated by Barrick Gold Corporation.

        During the second quarter of fiscal 2005, the SJ Claims produced 158,741 ounces of gold, providing royalty revenue of $617,605, compared to 89,451 ounces of gold produced providing royalty revenue of $313,553 for the same quarter in fiscal 2004.

        Troy Mine (Lincoln County, Montana)
        In the second quarter of fiscal 2005, Royal Gold obtained the right to receive payments equivalent to a 7.0% GSR royalty that covers the Troy underground mine operated by Revett Silver Company ("Revett"). The GSR royalty will extend until either cumulative production of 90% of the current reserves is reached, or Royal Gold receives $10.5 million in cumulative payments, whichever occurs first. Royal Gold also acquired a perpetual GSR royalty that begins at 6.1% on any production in excess of 100% of the currently identified reserves which steps down to a perpetual 2% GSR royalty after cumulative production has exceed 115% of the current reserves.

        Revett has announced that production at the Troy mine commenced in late calendar 2004, and that it anticipates production of approximately 3.0 million ounces of silver and 25.0 million pounds of copper in calendar year 2005. Royal Gold expects to receive royalty payments from the Troy Mine during the third quarter of fiscal 2005.

        Bald Mountain (White Pine County, Nevada)
        Royal Gold holds a 1.75% to 3.5% NSR sliding-scale royalty that burdens a portion of the Bald Mountain mine, operated by Placer Dome U.S. Inc. The 1.75% NSR royalty rate does not increase until the gold price exceeds $500 per ounce.

        During the second quarter of fiscal 2005, Bald Mountain produced about 4,592 ounces of gold, providing royalty revenue of $35,394, compared to 10,854 ounces of gold produced providing royalty revenue of $74,790 for the same quarter in fiscal 2004.

        South American Properties (Argentina)
        The Company holds a 2% NSR royalty on the Martha silver mine operated by Coeur d'Alene Mines Corporation. Royalty revenue for the second quarter of fiscal 2005 was $62,849, compared to $161,337 for the same quarter in fiscal 2004.

        Corporate Profile
        Royal Gold, Inc. is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the Nasdaq Market System, under the symbol "RGLD," and on the Toronto Stock Exchange under the symbol "RGL." The Company's web page is located at www.royalgold.com.

        NOTE: Royal Gold will conduct its second quarter conference call today at 12:00 noon Eastern (10:00 a.m. Mountain) time. The call will be simultaneously carried on the Company's web site at www.royalgold.com within the Investor Relations Section, under "Presentations." A replay on the web site will be available approximately two hours after the call ends. The conference call is also available by calling 800-603-2779 or 706-634-7230. Audio replays will be available about two hours after the call and until February 18 by dialing 800-642-1687 or 706-645-9291, access number 3657821.

        Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

        With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding growth plans for the Company, royalty generation, acquisition of existing royalties, production levels and timing at Revett, revenue from Revett, commencement of royalty revenues at Revett, and the sliding-scale features of our royalty structure at the Pipeline Mining Complex. Factors that could cause actual results to differ materially include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, economic and market conditions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

        The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting. The Company defines free cash flow by operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets. While we believe free cash flow is a useful measure of the Company's performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles. See Schedule A -- Reconciliation, attached to this press release.

                                ROYAL GOLD, INC.
                           Consolidated Balance Sheets

                                                    December 31,      June 30,
                                                        2004            2004
                                                   --------------  --------------
                                                    (Unaudited)
Assets
Current assets
  Cash and equivalents                             $   43,366,461  $   44,800,901
  Royalty receivables                                   5,207,388       5,221,307
  Current deferred tax asset                            1,324,080       1,671,305
  Prepaid expenses and other                              532,454         207,662
Total current assets                                   50,430,383      51,901,175

Royalty interests in mineral
 properties, net                                       46,158,521      40,325,611
Available for sale securities                                 396         420,231
Investment                                              1,000,000              --
Deferred tax asset                                        304,871         306,565
Other assets                                              622,631         568,228
Total assets                                       $   98,516,802  $   93,521,810

Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable                                 $    1,967,632  $    1,232,539
  Dividend payable                                      1,042,661         779,377
  Accrued compensation                                    557,000         200,000
  Other                                                   392,042         229,518
Total current liabilities                               3,959,335       2,441,434

Deferred tax liability                                  7,766,463       8,078,975
Other long term liabilities                                89,889         103,089
Total Liabilities                                      11,815,687      10,623,498

Commitments and contingencies
Stockholders' equity
  Common stock, $.01 par value,
   authorized 40,000,000 shares; 21,082,447
   and 21,012,583 shares issued and
   outstanding at December 31, 2004 and
   June 30, 2004, respectively                            210,824         210,125
Additional paid-in capital                            102,946,283     102,019,891
Accumulated other comprehensive income                         35          28,097
Deferred compensation                                    (390,934)             --
Accumulated deficit                                   (14,968,221)    (18,262,929)
Treasury stock, at cost (229,224 shares)               (1,096,872)     (1,096,872)

Total stockholders' equity                             86,701,115      82,898,312

Total liabilities and stockholders'
 equity                                            $   98,516,802  $   93,521,810

                                ROYAL GOLD, INC.
         Consolidated Statements of Operations and Comprehensive Income
                                   (Unaudited)

                                                    For The Three Months Ended
                                                   -----------------------------
                                                    December 31,    December 31,
                                                        2004            2003
                                                   --------------  --------------
Royalty revenues                                   $    6,031,833  $    5,083,461

Costs and expenses
  Costs of operations                                     519,404         347,183
  General and administrative                              986,613         779,009
  Exploration and business development                    587,528         250,635
  Depreciation, depletion and amortization                867,121         786,039
  Non-cash employee stock compensation
   expense                                                119,125              --
Total costs and expenses                                3,079,791       2,162,866

Operating income                                        2,952,042       2,920,595

Interest and other income                                 181,250         100,681
Gain on sale of available for
 sale securities                                          163,526              --
Interest and other expense                                (29,018)        (29,001)
Income before income taxes                              3,267,800       2,992,275

Current tax expense                                      (549,600)        (16,385)
Deferred tax expense                                      (99,882)       (698,425)
Net income                                         $    2,618,318  $    2,277,465

Adjustments to comprehensive income
  Unrealized change in market value of
   available for sale securities                           25,452         212,324
  Realization of the change in
   market value on sale of available
   for sale securities                                   (104,657)             --
Comprehensive income                               $    2,539,113  $    2,489,789

Basic earnings per share                           $         0.13  $         0.11

Basic weighted average shares
 outstanding                                           20,814,226      20,778,772

Diluted earnings per share                         $         0.12  $         0.11

Diluted weighted average shares
 outstanding                                           21,129,742      21,147,687

                            ROYAL GOLD, INC.
     Consolidated Statements of Operations and Comprehensive Income
                               (Unaudited)

                                                     For The Six Months Ended
                                                   ------------------------------
                                                    December 31,    December 31,
                                                        2004            2003
                                                   --------------  --------------
Royalty revenues                                   $   11,955,924  $    9,264,946

Costs and expenses
  Costs of operations                                     978,685         674,458
  General and administrative                            1,802,476       1,364,695
  Exploration and business development                  1,043,143         780,948
  Depreciation, depletion, and amortization             1,727,309       1,700,931
  Non-cash employee stock compensation
   expense                                                119,125              --
Total costs and expenses                                5,670,738       4,521,032

Operating income                                        6,285,186       4,743,914

Interest and other income                                 312,415         189,684
Gain on sale of available for sale securities             163,526              --
Interest and other expense                                (58,035)        (58,278)
Income before income taxes                              6,703,092       4,875,320

Current tax expense                                    (1,208,534)        (90,090)
Deferred tax expense                                     (377,812)     (1,164,653)
Net income                                         $    5,116,746  $    3,620,577

Adjustments to comprehensive income
  Unrealized change in market value of
   available for sale securities                           76,595         104,615
  Realization of the change in market
   value on sale of available for
   sale securities                                       (104,657)             --
Comprehensive income                               $    5,088,684  $    3,725,192

Basic earnings per share                           $         0.25  $         0.17

Basic weighted average shares
 outstanding                                           20,798,792      20,737,794

Diluted earnings per share                         $         0.24  $         0.17

Diluted weighted average shares
 outstanding                                           21,101,455      21,122,464

                            ROYAL GOLD, INC.
                  Consolidated Statements of Cash Flows
                               (Unaudited)

                                                      For The Six Months Ended
                                                   ------------------------------
                                                    December 31,   December 31,
                                                        2004           2003
                                                   --------------  --------------
Cash flows from operating activities:
Net income                                         $    5,116,746  $    3,620,577
Adjustments to reconcile net income
 to net cash provided by
 operating activities:

   Depreciation, depletion and amortization             1,727,309       1,700,931
   Gain on available for sale securities                 (163,526)             --
   Deferred tax expense                                   377,812       1,164,653
   Non-cash employee stock option
    compensation expense                                  119,125              --

   Changes in assets and liabilities:
     Royalty receivables                                   13,919      (1,186,687)
     Prepaid expenses and other assets                   (330,876)        (96,447)
     Accounts payable                                     730,167         187,704
     Accrued liabilities and other
      current liabilities                                 481,208         248,258
     Other long term liabilities                          (13,200)        (13,200)

Net cash provided by operating activities               8,058,684       5,625,789

Cash flows from investing activities:
  Capital expenditures for property
   and equipment                                         (104,437)        (59,628)
  Acquisition of royalty interests in
   mineral properties                                  (7,500,000)             --
  Purchase of investment                               (1,000,000)             --
  Proceeds from sale of available for
   sale securities                                        539,513              --

Net cash used in investing activities                  (8,064,924)        (59,628)

Cash flows from financing activities:
  Dividends paid                                       (1,558,754)     (1,032,735)
  Proceeds from issuance of common stock                  130,554         738,177

Net cash used in financing activities                  (1,428,200)       (294,558)

Net (decrease) increase in cash
 and equivalents                                       (1,434,440)      5,271,603

Cash and equivalents at beginning
  of period                                            44,800,901      33,485,543

Cash and equivalents at end of period              $   43,366,461  $   38,757,146

Supplemental cash flow information:
 Cash paid during the period for:
    Income taxes                                   $    1,325,000  $      303,000
 Non-cash financing activities:
    Deferred compensation (equity offset)          $      729,960  $           --

        SCHEDULE A - RECONCILIATION
        Non-GAAP Financial Measures
        The Company computes and discloses free cash flow and free cash flow as a percentage of revenues as non-GAAP financial measures. Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and adding back any impairment of mining assets. Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio. Free cash flow identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, and shareholder dividends. Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations. Below is reconciliation to operating income:

                                         For The                       For The
                                    Three Months Ended             Six Months Ended
                               ---------------------------   ---------------------------
                               December 31,   December 31,   December 31,   December 31,
                                   2004           2003           2004           2003
                               ------------   ------------   ------------   ------------
Operating income               $  2,952,042   $  2,920,595   $  6,285,186   $  4,743,914
Depreciation,
 depletion
 and amortization                   867,121        786,039      1,727,309      1,700,931
Non-cash employee
 stock compensation
 expense                            119,125             --        119,125             --
Free cash flow                 $  3,938,288   $  3,706,634   $  8,131,620   $  6,444,845

SOURCE  Royal Gold, Inc.
        -0-                             02/09/2005
        /CONTACT: Stanley Dempsey, Chairman & Chief Executive Officer, or Karen Gross, Vice President & Corporate Secretary, both of Royal Gold, Inc., +1-303-573-1660/
        /Web site:  http://www.royalgold.com /